Exhibit 99.1



        RIVIERA TOOL COMPANY RECEIVES NOTICE FROM AMERICAN STOCK EXCHANGE
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GRAND RAPIDS, Mich., December 17, 2004 -- Riviera Tool Co. (AMEX:RTC) today announced they have received a Warning Letter from the American Stock Exchange ("AMEX") for non-compliance regarding late filing of its SEC Form 10-K and Audit Committee composition requirements.

The AMEX has granted the Company until December 27, 2004 to file their SEC Form 10-K. The Company also received a January 31, 2005 deadline of complying with the AMEX audit committee requirements of having three independent directors serving on its audit committee. The Company currently has two independent directors on its audit committee rather than the requisite three. The Company is actively seeking an additional Director to satisfy the requirement.

ABOUT RIVIERA TOOL
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Riviera Tool Co. (http://www.rivieratool.com) designs, develops and manufactures large-scale, custom metal stamping die systems used in the high-speed production of sheet metal parts and assemblies for the global automotive industry. A majority of Riviera's sales are to Mercedes-Benz, BMW, Nissan, DaimlerChrysler, General Motors Corp., Ford Motor Co. and their Tier One suppliers.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this news release include certain predictions and projections that may be considered forward-looking statements under securities laws. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially, including, but not limited to economic, competitive, governmental and technological.

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